Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First State Bancorporation:

We consent to the incorporation by reference in the registration statements (No. 333-17727) on Form S-3, and (No. 333-3048, No. 333-92795, No. 333-83132, No. 333-107061, and No. 333-131642) on Form S-8 of First State Bancorporation of our report dated February 23, 2007, with respect to the consolidated balance sheets of First State Bancorporation and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which report appears in the December 31, 2006, annual report on Form 10-K of First State Bancorporation.

Our report with respect to the 2006 consolidated financial statements refers to a change in accounting for share-based payment transactions.

KPMG LLP
Albuquerque, New Mexico
February 26, 2007